Exhibit 99.1

NNN News: Portfolio Update and Outlook

Dear Fellow NNN Investors,

Just like our email in July, our August update is meant to keep you informed about progress here at RW Holdings NNN REIT, Inc. (“NNN”). Though not intended to be exhaustive or conclusive, it is our clearest snapshot of where we are today and how we see tomorrow. As is typical of the dog days of summer, August has proven to be a slow and steady month for the real estate sector.

Slow and steady is good. We are experiencing a healthy reprieve from the dramatic and volatile events that transpired in the markets earlier this year. We continue to make consistent progress on multiple fronts:

Rent Collections – We have collected all the rents that we anticipated collecting and have not received any additional or new rent relief requests. Obviously, we are watching rent receipts closely, but we believe this trend should continue.

Lease Renewals – We remain in active dialogue with multiple tenants who have indicated a desire to renew their leases. Although nothing has been finalized and no assurances can be made that we will successfully renew these leases, negotiations remain constructive. We believe that we could see several tenants renew their leases before year end, which would have a positive impact on the value of those assets.

Property Sales – As we previously reported, we entered into contracts to sell three properties – our Walgreens in Stockbridge, GA; our RiteAid in Lake Elsinore, CA; and our Dinan industrial building in Morgan Hill, CA. We are pleased to announce that the sale of our RiteAid asset has already closed and we expect the sale of our Walgreens asset to close this week. The buyer of our Morgan Hill property has waived all of their closing contingencies and we expect to close on the sale of that property in October. Our current intention is to apply the sales proceeds from these assets to share redemptions, loan repayments and for investment opportunities.

Looking Ahead – With our continued progress, and barring any unexpected negative news, we remain optimistic about the portfolio’s recovery path. Should current trends continue, we believe it could be economically possible for NNN to see future dividend distribution growth as early as year-end.

Emerging Opportunities – It’s clear that the events surrounding the COVID-19 pandemic have impacted many crowdfunding platforms and other public, non-traded REITs. As a result, we are actively exploring opportunities that could prove favorable to NNN and hope to be able to share good news with all of you in the near future.

As mentioned previously, we believe grit and persistence are valuable intangibles to NNN. The adversity we have recently experienced does not define us but rather presents us with an opportunity to build a better, stronger company from the lessons learned. Each of us seeks success in our lives – to be the champion of our personal and professional endeavors. Every champion faces adversity, contends with setbacks and climbs back up to win. A champion never quits. NNN has no quit in it and neither do we. I remain personally committed to the future of our portfolio and believe we are equipped to lead our company toward success.

We hope that each of you, and your loved ones, remains both safe and healthy. As always, we welcome your feedback and thank you for your support.

Excited about the future,

/s/ AARON S. HALFACRE

Aaron S. Halfacre
Chief Executive Officer
RW Holdings NNN REIT, Inc.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NNN intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about the economic effects of the COVID-19 pandemic and any economic recovery, rent collections, lease renewals, new investment opportunities, property sales, and future share repurchases. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond NNN’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, NNN makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, NNN undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.